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                                                                    Exhibit 99.1



                    VIRAGE LOGIC TO ACQUIRE IN-CHIP SYSTEMS


                  Addition of SoC Logic Platforms to Company's
      Embedded Memory SIP Portfolio Will Extend Market Leadership Position


        FREMONT, CALIF., MAY 7, 2002 -- Virage Logic Corp. (Nasdaq:VIRL), a global leader in embedded memory, today announced that it has entered into a definitive agreement to acquire In-Chip Systems, Inc., a privately held provider of logic platforms for system-on-chip (SoC) applications. The addition of In-Chip's technology to Virage Logic's family of SoC products will strengthen the company's leading position in the semiconductor intellectual property (SIP) market, especially for high-volume consumer applications. Valued at less than $20 million, the acquisition purchase price is to be paid for in stock and cash, with some payments to be made over time. No material impact on the combined company's near-term financial outlook is expected. The acquisition is subject to customary closing conditions and is expected to close later this month.

        Sunnyvale, Calif.-based In-Chip's solutions are used by major blue-chip consumer products manufacturers such as Agere, Epson, Fujitsu, Motorola, NEC, Sony, Oki, Toshiba, and Yamaha to cost-effectively improve their time-to-market and increase chip yields in the development of sophisticated high-volume SoCs for a variety of applications, including consumer products such as cell phones and two of the leading video game systems. In-Chip's technology is optimized for deep sub-micron applications with a focus on lower overall power consumption and higher performance. In addition, In-Chip's highly adaptable chip-level logic platforms enable customers to create smaller chip die sizes while reducing mask costs.

        "The acquisition of In-Chip enables Virage Logic to extend its portfolio of advanced semiconductor intellectual property by offering customers our embedded memory technology along with complementary SoC logic platforms," said Adam Kablanian, Virage Logic's chairman, president and chief executive officer. "As a result, our customers will now have the ability to source integrated SoC embedded memory and logic platform technology from a single vendor, furthering their design reliability while increasing their production yields."

        Profitable in all but one fiscal year since its inception in 1996, In-Chip has 15 employees, all skilled chip design engineers representing an aggregate of over 200 years of chip design experience, who will join Virage Logic's research and design group, the world's largest embedded memory design team. In-Chip is known for its patented NXT cell architecture and holds five patents with another three pending and several others in progress covering its next-generation logic platform technology.

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ABOUT VIRAGE LOGIC

        Virage Logic (Nasdaq:VIRL) is a global technology and market leader in embedded memory IP. To meet customer design goals with the highest level of quality, Virage Logic embedded memories are production tested and optimized for area, power and speed. The company's customers include ASIC/custom SoC designers, fabless semiconductor companies targeting pure-play foundries, and semiconductor companies. Founded in January 1996, the company has over 200 employees and is located at 46501 Landing Pkwy., Fremont, Calif. 94538.
Telephone: (877) 360-6690 (toll free) or (510) 360-8000. Fax: (510) 360-8099.
For more information, please visit www.viragelogic.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

        Statements made in this news release other than statements of historical fact are forward-looking statements, including, for example, statements relating to Virage Logic's anticipated financial effects of the acquisition, business prospects and plans for future product offerings. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to integrate In-Chip and its products into the company and to maintain and develop relationships with existing In-Chip customers, adoption of products and technologies by semiconductor companies, business and economic conditions generally and in the semiconductor industry in particular, competition in the market for embedded memories and SoC logic platforms, and other risks including those described in the Company's Annual Report on Form 10-K for the period ended September 30, 2001, filed with the Securities and Exchange Commission (SEC) on December 19, 2001, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic or from the SEC's website (www.sec.gov), and in press releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.


For more information contact:

Virage Logic
Jim Pekarsky, CFO
(510) 360-8025
jrp@viragelogic.com